SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            August 8, 2015
                           Date of Report
                  (Date of Earliest Event Reported)

             SOUTH WEST COAST SENIOR LIVING CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

               YELLOW GROTTO ACQUISITION CORPORATION
       (Former Name of Registrant as Specified in its Charter)

Delaware                      000-55338                    47-3165398
(State or other
jurisdiction          (Commission File Number)           (IRS Employer
of incorporation)                                    Identification No.)
                         14197 Farralon Court
                      Fontana, California 92336
              (Address of Principal Executive Offices)

                           (909) 545-0229
            (Registrant's telephone number, including area code

ITEM 3.02  Unregistered Sales of Equity Securities

      On August 10, 2015 South West Coast Senior Living Corporation (formerly Yellow Grotto Acquisition Corporation)(the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 85.7% of the total outstanding 3,500,000 shares of common stock as follows:

                3,000,000      Deshawn Palmer

      With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01    Changes in Control of Registrant

   On August 8, 2015, the following events occurred which resulted in a change of control of the Registrant:

   1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

   2.   The then current officers and directors resigned.

   3.   New officer(s) and director(s) were appointed and elected.

   The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on November 11, 2014 as amended and supplemented by the information contained in this report.

   The Registrant intends to consult with or effect a business combination with a private company to develop superior retirement community living by aligning wellness and aging with technology and consumer living preferences. Through real estate investment, the Company intends to identify and develop high-investment return properties that also generate the maximum possible potential for wellness and aging care. With compassionate leadership and professional planning, the Company has a corporate vision of making the world a better place for the aging and elderly. The Company's objective is to strive to provide substantial returns, risk management and liquidity for its investors, while providing seniors with living facilities. No agreements have been executed and if and when such a business combination is effected, the Registrant will file a Form 8-K.

ITEM 5.02    Departure of Directors or Principal Officers;
             Election of Directors

   On August 8, 2015 James M. Cassidy resigned as the Registrant's president, secretary and director and James McKillop resigned as the Registrant's vice president and director.

   On August 8, 2015, Deshawn Palmer was elected director of the
Registrant and appointed to serve as President, Secretary, and Treasurer of the Registrant.

   Deshawn Palmer serves as the sole officer and director of the Registrant. Mr. Palmer have over ten years experience in the construction and project management industry including serving as property management site selection coordinator and administrator for North Star Senior housing. Throughout his career as construction developer, Mr. Palmer has completed retail and multi-family projects, ranging from 70,000 to 100,000 square feet. Key projects include an 800-unit condominium complex; Market Pointe, a neighborhood shopping center with a mixed-use grocery store anchor; and the Promenade outlet centers.

   Mr. Palmer has experience in all phases of pre- and post-construction management, including demographic analysis to determine the "best" type of multifamily commercial development for the targeted area and assessment of local government cooperation and acceptance to avoid local permitting issues. Mr. Palmer holds a Bachelor of Arts in Social Science and a Masters in Health Administration from Chapman University in Irvine, California as well as an A.A. Degree in Construction Management and holds an Assisted Living License, State of California as well as a certificate in Gerontology. He is a member of Health Services Committee of California Association of Homes and Services for the Aging (CAHSA), American College Healthcare Executive Member (ACHE), member for Senior Housing Care industry, and member of (ICSC) International Council of Shopping Centers specializing in commercial mixed use development.

                    SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                            SOUTH WEST COAST SENIOR LIVING CORPORATION


                            /s/ Deshawn Palmer
                                 President



Date: August 10, 2015